Exhibit 10.3

SEPARATION AGREEMENT

This SEPARATION AGREEMENT (the “Agreement”) is effective as of the Effective Date (as defined in this Agreement) and is made by and between Neurotrope Bioscience, Inc., a Delaware corporation (the “Company”), and Charles Ryan (“Executive”).

WHEREAS, the Company has employed Executive pursuant to the terms of an Employment Agreement dated December 14, 2017 (the “Employment Agreement”); and

WHEREAS, the Company and the Executive desire to provide for an amicable and mutually agreed arrangement concerning the terms of Executive’s separation from employment in accordance with the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows.

1.                  Separation of Employment; Accrued Obligations. Executive’s employment with the Company terminated as of December 1, 2020 (the “Separation Date”). As of the Separation Date, Executive further resigns from each and every other office, position or responsibility in which Executive served for the Company, each of its respective affiliates, subsidiaries or divisions. Executive acknowledges that from and after the Separation Date, Executive shall have no authority to, and shall not represent himself as an employee of the Company. Executive acknowledges he is not owed pay for unused vacation or any other payments and benefits under the Employment Agreement.

2.                  Payment of Severance. In exchange for the promises set forth in this Agreement and provided that Executive executes and does not rescind Executive’s assent to this Agreement (including the Release of Claims herein), the Company agrees to provide the Executive with the following payments and benefits (the “Severance Benefits”): (i) $425,000, representing twelve (12) months of Executive’s current base salary (the “Base Salary Continuation”), (ii) a bonus in an amount equal to $225,000 (the “2020 Bonus”), and (iii) if Executive elects to continue his medical insurance for himself and/or his dependents pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company will reimburse (the “Premium Reimbursement”) the Executive for the associated monthly premiums in the same amount paid for his participation as of the Execution Date until the earlier of (x) twelve (12) months following the Separation Date, (y) the date the Executive is no longer eligible to continue coverage under COBRA, and (z) the date the Executive obtains employment that offers group health benefits. The Base Salary Continuation will be paid in substantially equal installments pursuant to the Company’s regular payroll schedule commencing on the Company’s first practicable payroll date following the Effective Date that occurs in January 2021, provided, however, that the first installment of the Base Salary Continuation will include all amounts that would have been paid had the payments commenced on the first practicable payroll date following the Separation Date. The 2020 Bonus will be paid in a lump sum when bonuses for the 2020 performance year are paid to senior executives of the Company generally, but in no event will it be paid no later than January 30, 2021. The Premium Reimbursement shall be paid to Executive within thirty (30) days after his submission to the Company’s Chief Financial Officer documentation evidencing his payment of the premium.

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3. Options. Executive was granted options (the “Options”) to purchase shares of the Company’s Common Stock pursuant to the terms of the Neurotrope, Inc. 2017 Equity Incentive Plan (the “Plan”) covering the following number of shares on the following grant dates: (a) 157,918 shares on December 14, 2017, (b) 79,097 shares on December 14, 2018, (c) 130,680 shares on December 14, 2019, (d) 150,000 shares on January 22, 2019, and (e) 40,000 shares on November 24, 2020. As of the Effective Date, 432,905 of the Options shall be vested, subject to adjustment as provided in the Plan, and will otherwise continue to be governed by the terms of the Plan and the applicable option grant agreements (the “Option Agreements”).

4. Continuing Obligations.

(a)             Acknowledgements. The Executive acknowledges that he continues to be bound by and will continue to comply with the obligations in his Employment Agreement that survive the termination of his employment including, without limitation Sections 8 and 9.

(b)            Return of Company Documents. The Executive has returned to the Company all Confidential Information (as defined in the Employment Agreement) and Company property in Executive’s possession, directly or indirectly, that is in written or other tangible form (together with all duplicates thereof) and Executive will not retain or furnish any such Confidential Information to any third party, either by sample, facsimile, film, audio or video cassette, electronic data, verbal communication or any other means of communication.

5. No Disparagement.

(a)             The Executive will not make any statements or communications that would libel, slander, disparage, denigrate, ridicule or criticize the Company or any of its businesses, services, products, affiliates or current or former directors and named executive officers (in their capacity as such).

(b)            Notwithstanding the foregoing, nothing in this Section 5 prohibits or otherwise restricts Executive from initiating, testifying, assisting, complying with a subpoena from, or participating in any manner with an investigation conducted by a Government Agency (as defined below), from filing or disclosing any facts necessary to receive unemployment insurance, Medicaid, or other public benefits to which Executive may be entitled, or from making any necessary disclosures as otherwise required by law.

6. Release of Claims.

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(a)       In consideration for the Severance Benefits and other promises and covenants herein, Executive, individually and on behalf of Executive’s heirs, executors, administrators, attorneys or representatives, successors and assigns, hereby voluntarily, knowingly and willingly releases and forever discharges the Company and each of its current and former parents, subsidiaries and affiliates, together with each of the foregoing entities’ respective owners, principals, partners, officers, directors, employees, agents, members, managers, attorneys, employee benefits plans and such plans’ administrators, fiduciaries, trustees, record keepers and service providers, and each of their respective predecessors, successors, and assigns (hereinafter collectively referred to as the “Company Releasees”) from any and all rights, claims, charges, actions, causes of action, complaints, grievances, sums of money, suits, debts, covenants, contracts, agreements, promises, obligations, damages, demands or liabilities of every kind whatsoever, in law or in equity, whether known or unknown, suspected or unsuspected (collectively, “Claims”) which Executive or Executive’s executors, administrators, successors or assigns ever had, now have or may hereafter claim to have by reason of any matter, cause or thing whatsoever, arising from the beginning of time up to the date that the Executive signs this Agreement (the “Execution Date”) including, but not limited to (1) any such Claims relating in any way to Executive’s employment relationship with the Company or any other Company Releasee, or the termination thereof, (2) any Claims arising under any agreement between the Company and Executive, including the Employment Agreement, and (3) any such Claims arising under any federal, local or state statute or regulation, including, without limitation: the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act; Title VII of the Civil Rights Act of 1964; the Americans with Disabilities Act of 1990; the Lilly Ledbetter Fair Pay Act; the Genetic Information Non-Discrimination Act; the Employee Retirement Income Security Act of 1974; the Rehabilitation Act of 1973; the Family and Medical Leave Act of 1993, as amended in 2009; the Civil Rights Act of 1866; the Civil Rights Act of 1872; and the Fair Labor Standards Act; the New Jersey Law Against Discrimination, the New York State Human Rights Law; New York Labor Law; and any state or local laws governing the same subject matter, and any other federal, state, or local law prohibiting discrimination and/or harassment on the basis of race, color, age, religion, sexual orientation, religious creed, sex, national origin, ancestry, alienage, citizenship, nationality, mental or physical disability, denial of family and medical care leave, medical condition (including cancer and genetic characteristics), marital status, military status, gender identity, harassment or any other basis prohibited by law; provided, however, that notwithstanding the foregoing, nothing contained in this Section shall in any way diminish or impair: (A) any rights Executive may have to vested benefits under employee benefit plans; (B) Executive’s ability to commence proceedings to enforce this Agreement; and (C) any Claims Executive may have that cannot be waived under applicable law, such as unemployment benefits, workers’ compensation and disability benefits (collectively, the “Excluded Claims”).

(b)     Executive represents and warrants that upon payment in full of the Severance Benefits to Executive by the Company except with respect to the Excluded Claims, Company and other Company Releasees have fully satisfied any and all obligations whatsoever owed to Executive arising out of Executive’s employment with Company or any other Company Releasee, and that no further payments or benefits are owed to Executive by the Company or any other Company Releasee. Executive has reported all hours worked to the Company and has been paid and has received all compensation, including all wages, overtime, bonuses, incentive compensation, commissions, equity grants, benefits, sick pay, vacation pay, or other compensation or payments or form of remuneration of any kind or nature, as well as reimbursement for all reasonable and necessary business, travel and entertainment expenses incurred on behalf of the Company.

(c)     Executive further understands and agrees that, except for the Excluded Claims, Executive has knowingly relinquished, waived and forever released any and all rights to any personal recovery in any action or proceeding that may be commenced on Executive’s behalf arising out of the aforesaid employment relationship or the termination thereof, including, without limitation, claims for back pay, front pay, liquidated damages, compensatory damages, general damages, special damages, punitive damages, exemplary damages, costs, expenses and attorneys’ fees.

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(d)                   As a condition of the Company entering into this Agreement, Executive further represents that Executive has not filed against the Company or any of the other Company Releasees, any complaints, claims or lawsuits with any court, administrative agency or arbitral tribunal prior to the date hereof, and that Executive has not transferred to any other person any such complaints, claims or lawsuits.

(e)                    Notwithstanding the foregoing, nothing in this Agreement, including this Section 6 shall (i) prohibit or restrict Executive from filing or limit Executive’s ability to file a charge or complaint with the Equal Employment Opportunity Commission or a state or local equivalent, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission, or any other U.S. federal, state or local governmental agency or commission that has applicable jurisdiction to regulate the Company (each a “Government Agency”); (ii) prohibit or restrict Executive from communicating with, providing documents or other relevant information to or otherwise cooperating with, or limit your ability to communicate with, provide documents or other relevant information to or otherwise to cooperate with, any Government Agency, including, but not limited to, responding to any inquiry from such authority, including an inquiry about the existence of this Agreement, its release or its underlying facts, (iii) limit Executive’s right to receive an award for information provided to any Government Agency, (iv) require Executive to notify the Company of communications with or inquiries from any Government Agency, or (v) prohibits Executive from seeking or obtaining a whistleblower award from the Securities and Exchange Commission (and not the Company Releasees) pursuant to Section 21F of the Securities Exchange Act of 1934, as amended. To the maximum extent permitted by law, however, nothing in this Agreement, including this Section 6, shall be deemed to limit the Company’s right to seek immediate dismissal of such charge or complaint on the basis that Executive’s signing of this Agreement constitutes a full release of any claims, including claims of discrimination, or to seek restitution to the extent permitted by law of the economic benefits provided to Executive under this Agreement in the event that Executive successfully challenges the validity of this release, provided, however, that Executive retains the right to receive, and the Company shall not seek restitution of, an award for information lawfully provided to a Government Agency.

7.                  Company Release. The Company, on behalf of its successors and assigns, hereby releases the Executive from any and all rights, claims, charges, actions, causes of action, complaints, grievances, sums of money, suits, debts, covenants, contracts, agreements, promises, obligations, damages, demands or liabilities of every kind whatsoever, in law or in equity, whether known or unknown, suspected or unsuspected which the Company ever had, now have or may hereafter claim to have by reason of any matter, cause or thing whatsoever, arising from the beginning of time up to the date that the Company signs this Agreement.

8.                  Cooperation. Executive agrees to cooperate with the Company in connection with any action, suit, or proceeding, whether or not by or in the right of the Company and whether civil, criminal, administrative, investigative or otherwise. The Company will reimburse the Executive for all reasonable and documented out of pocket expenses incurred in providing any requested assistance provided that such expenses have been pre-approved in writing by the Company and shall compensate Executive at a mutually agreed reasonable rate for any time incurred.

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9.                  Defend Trade Secrets Act. Under the Defend Trade Secrets Act of 2016, the Company hereby provides notice and Executive hereby acknowledges that Executive may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (ii) is solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

10.              Company Authorization. The Company represents and warrants to Executive that this Agreement has been duly authorized by all necessary corporate action of its Board of Directors, has been duly executed and delivered by an authorized signatory of the Company, and is the legally valid, binding and enforceable obligation of the Company in accordance with its terms. The Executive represents and warrants to the Company that this Agreement has been duly executed and delivered by her and is the legally valid, binding and enforceable obligation of the Executive in accordance with its terms.

11.              Entire Agreement and Amendment. This Agreement, together with the Option Agreements, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter of this Agreement. This Agreement may be amended only by a written document signed by both parties to this Agreement.

12.              Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Agreement to the substantive law of another jurisdiction, and any action brought hereunder shall be brought in a court of competent jurisdiction in the State of New York. The Company and the Executive do hereby submit to personal jurisdiction of the federal and state courts located in the State of New York for purposes of any action brought hereunder.

13.              Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.              Severability. If any section, subsection or provision hereof is found for any reason whatsoever to be invalid or inoperative, that section, subsection or provision shall be deemed severable and shall not affect the force and validity of any other provision of this Agreement. If any covenant herein is determined by a count to be overly broad thereby making the covenant unenforceable, the parties agree and it is their desire that such court shall substitute a reasonable judicially enforceable limitation in place of the offensive part of the covenant and that as so modified the covenant shall be as fully enforceable as if set for the herein by the parties themselves in the modified form.

15.              Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address the Executive has filed in writing with the Company or, in the case of the Company, at its main offices, attention of the Chairman of the Board.

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16.       Warranties. By signing this Agreement, Executive acknowledges the following:

A.	Executive has carefully read and understands this Agreement.

B.	The Company advised Executive to consult with an attorney, Executive did consult with an attorney, and reviewed this Agreement in its final form;

C.	Executive has been given twenty-one (21) days to consider Executive’s rights and obligations under this Agreement and to consult with an attorney about both;

D.	Executive understands that this Agreement is LEGALLY BINDING and by signing it Executive gives up certain rights;

E.	Executive has voluntarily chosen to enter into this Agreement and have not been forced or pressured in any way to sign it;

F.	Executive has seven (7) days after Executive signs this Agreement to revoke it by notifying the Company in writing. This Agreement will not become effective or enforceable until this seven (7) day revocation period has expired (such date, the “Effective Date”); and

G.	This Agreement includes a WAIVER OF ALL RIGHTS AND CLAIMS Executive may have under the Age Discrimination in Employment Act of 1967 (29 U.S.C. §621 et seq.).

[Signature Page Follows]

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IN WITNESS WHEREOF the parties have executed this Agreement on December 7, 2020.

NEUROTROPE BIOSCIENCE, INC.

By:	/s/ Robert Weinstein
Printed Name: Robert Weinstein Title: Chief Financial Officer

EXECUTIVE:

/s/ Charles Ryan
Charles Ryan

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